SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     AMENDED
                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934

                     Date of Original Report: April 4, 2003
                         Date of Amendment: May 30, 2003

                            ENERGIZER HOLDINGS, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

       MISSOURI                 1-15401                  No. 43-1863181
-------------------------------------------------------------------------------
   (State or Other
   Jurisdiction of                                       (IRS Employer
    Incorporation)     (Commission  File Number)     Identification Number)



   533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO             63141
-------------------------------------------------------------------------------
   (Address of Principal Executive Offices)                (Zip Code)

                                 (314) 985-2000
                               -------------------
              (Registrant's telephone number, including area code)

Item  2.  Acquisition  or  Disposition  of  Assets.

On March 28, 2003, the registrant and its affiliated subsidiaries completed the acquisition of the worldwide Schick Wilkinson-Sword business (the "SWS Business") of Pfizer, Inc. The SWS Business is engaged in the business of researching, developing, manufacturing, marketing, distributing and selling men's and women's shaving products and systems, as well as manicure, toiletry and sword products. The assets acquired included the capital stock of approximately 10 Pfizer subsidiaries engaged in the SWS Business, as well as manufacturing and other operating assets of the SWS Business in approximately 30 other countries worldwide, for an aggregate purchase price of Nine Hundred and Thirty Million Dollars ($930,000,000), subject to adjustment to reflect working capital of the SWS Business as of closing. Following the acquisition, registrant intends to continue the operation of the SWS Business. Registrant obtained the funds for the acquisition through a combination of borrowings or receipts under (i) a 364-Day Bridge Term Loan Credit Agreement, (ii) a 5-Year Revolving Credit Agreement, (iii) a 364-Day Credit Agreement, and (iv) an Asset Securitization Receivable Purchase Agreement, as well as through cash on hand.

Item  7.  Financial  Statements  and  Exhibits.

(a)     Financial  Statements  of  Business  Acquired

AUDITED ANNUAL COMBINED FINANCIAL STATEMENTS OF SCHICK-WILKINSON SWORD:

Independent Auditors' Report

Combined Balance Sheets as of December 31, 2002 and 2001

Combined Statements of Income for the years ended
December 31, 2002, 2001 and 2000

Combined Statements of Business Unit Equity for the years ended
December 31, 2002, 2001 and 2000

Combined Statements of Cash Flows for the years ended
December 31, 2002, 2001 and 2000

Notes to Combined Financial Statements

                          INDEPENDENT AUDITORS' REPORT

The  Board  of  Directors
Pfizer  Inc:

We have audited the accompanying combined balance sheets of Schick (a business unit of Pfizer Inc) as of December 31, 2002 and 2001, and the related combined statements of income, business unit equity, and cash flows for each of the years in the three-year period ended December 31, 2002. These combined financial statements are the responsibility of Pfizer Inc.'s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Schick (a business unit of Pfizer Inc) as of December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the combined financial statements, effective January 1, 2002, Schick (a business unit of Pfizer Inc) adopted the provisions of Statement of Financial Accounting Standards (SFAS) 142, Goodwill and Other Intangible Assets.




/s/ KPMG LLP

New York, New York
May 9, 2003



                             SCHICK-WILKINSON SWORD
                         (A BUSINESS UNIT OF PFIZER INC)
                             COMBINED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                           December  31,
                                                   ------------------------
                                                        2002       2001
                                                        ----       ----
ASSETS
Current  assets:
   Cash . . . . . . . . . . . . . . . . . . . . . .  $  1,493   $  8,733
   Accounts receivable, less allowance for doubtful
      accounts: 2002- $1,708; 2001 - $3,059 . . . .   169,613    150,254
   Inventories. . . . . . . . . . . . . . . . . . .    98,024     84,851
   Deferred income taxes. . . . . . . . . . . . . .    12,328     11,745
   Prepaid expenses and other current assets. . . .    16,912     11,467
                                                     ---------  ---------
      Total current assets. . . . . . . . . . . . .   298,370    267,050

Property, plant and equipment, net. . . . . . . . .   210,954    186,293
Goodwill. . . . . . . . . . . . . . . . . . . . . .    47,957     43,744
Other intangible assets, net. . . . . . . . . . . .    41,806     38,620
Deferred income taxes . . . . . . . . . . . . . . .     7,938      2,382
Other noncurrent assets . . . . . . . . . . . . . .     4,219      3,343
                                                     ---------  ---------
      Total assets. . . . . . . . . . . . . . . . .  $611,244   $541,432
                                                     =========  =========

LIABILITIES AND BUSINESS UNIT EQUITY
Current liabilities:
   Accounts payable . . . . . . . . . . . . . . . .  $ 47,191   $ 38,069
   Income taxes payable . . . . . . . . . . . . . .    35,819     32,079
   Deferred income taxes. . . . . . . . . . . . . .     2,017         --
   Accrued compensation and related items . . . . .    12,759      9,831
   Other current liabilities. . . . . . . . . . . .    68,087     66,941
                                                     ---------  ---------
      Total current liabilities . . . . . . . . . .   165,873    146,920

Deferred income taxes . . . . . . . . . . . . . . .    24,476     20,471
Other noncurrent liabilities. . . . . . . . . . . .    46,163     27,419
                                                     ---------  ---------
      Total liabilities . . . . . . . . . . . . . .   236,512    194,810
                                                     ---------  ---------

Business unit equity. . . . . . . . . . . . . . . .   423,662    397,255
Accumulated other comprehensive expense . . . . . .   (48,930)   (50,633)
                                                     ---------  ---------
      Total business unit equity. . . . . . . . . .   374,732    346,622
                                                     ---------  ---------

      Total liabilities and business unit equity. .  $611,244   $541,432
                                                     =========  =========

         See accompanying notes to combined financial statements.


                             SCHICK-WILKINSON SWORD
                         (A BUSINESS UNIT OF PFIZER INC)
                          COMBINED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)


                                                 Years ended December 31,
                                                --------------------------
                                               2002      2001        2000
                                               ----      ----        ----
Net sales . . . . . . . . . . . . . . . . .  $651,666  $624,758   $678,341

Cost of sales . . . . . . . . . . . . . . .   269,689   252,124    266,389
                                             --------  ---------  ---------
Gross Profit. . . . . . . . . . . . . . . .   381,977   372,634    411,952

Costs and expenses:
   Marketing and distribution expenses. . .   244,634   242,723    263,319
   Research and development expenses. . . .    27,100    25,814     20,166
   General and administrative expenses. . .    35,502    30,914     30,696
   Corporate overhead costs . . . . . . . .    11,021     5,360      7,189
   Merger-related costs . . . . . . . . . .     1,496     7,956      1,653
   Other (income) / deductions --net. . . .       675    (1,898)    (1,367)
                                             --------  ---------  ---------
Income before provision for taxes on income    61,549    61,765     90,296
Provision for taxes on income . . . . . . .    23,269    23,050     33,684
                                             --------  ---------  ---------

Net income. . . . . . . . . . . . . . . . .  $ 38,280  $ 38,715   $ 56,612
                                             ========  =========  =========

         See accompanying notes to combined financial statements.


                               SCHICK-WILKINSON SWORD
                           (A BUSINESS UNIT OF PFIZER INC)
                     COMBINED STATEMENTS OF BUSINESS UNIT EQUITY
                               (DOLLARS IN THOUSANDS)

                                                                 Accumulated
                                                                    Other
                                                  Business Unit Comprehensive
                                                      Equity      Inc/(Exp)       Total
                                                    ---------    ------------   ---------
Balance January 1, 2000. . . . . . . . . . . . .     $411,800    $   (13,613)  $398,187
                                                                               ---------
Comprehensive income:
   Net income. . . . . . . . . . . . . . . . . .       56,612                    56,612
   Other comprehensive inc / (exp) - net of tax:
      currency translation adjustment                                (22,871)   (22,871)
                                                                               ---------
Total comprehensive income                                                       33,741

Other activity with Pfizer . . . . . . . . . . .      (48,882)                  (48,882)
                                                     ---------    -----------   ---------

Balance December 31, 2000. . . . . . . . . . . .      419,530        (36,484)   383,046
                                                                               ---------

Comprehensive income:
   Net income. . . . . . . . . . . . . . . . . .       38,715                    38,715
   Other comprehensive inc / (exp) - net of tax:
      minimum pension liability                                      (13,254)   (13,254)
      currency translation adjustment                                   (895)      (895)
                                                                               ---------
Total comprehensive income                                                       24,566

Cash dividends paid to Pfizer. . . . . . . . . .      (19,000)                  (19,000)
Other activity with Pfizer . . . . . . . . . . .      (41,990)                  (41,990)
                                                     ---------    -----------   ---------

Balance December 31, 2001. . . . . . . . . . . .      397,255        (50,633)   346,622
                                                                               ---------

Comprehensive income:
   Net income. . . . . . . . . . . . . . . . . .       38,280                    38,280
   Other comprehensive inc / (exp) - net of tax:
      minimum pension liability                                      (12,692)   (12,692)
      currency translation adjustment                                 14,395     14,395
                                                                               ---------
Total comprehensive income                                                       39,983

Cash dividends paid to Pfizer. . . . . . . . . .      (24,986)                  (24,986)
Other activity with Pfizer . . . . . . . . . . .       13,113                    13,113
                                                     ---------    -----------   ---------

Balance December 31, 2002. . . . . . . . . . . .     $423,662    $   (48,930)  $374,732
                                                     =========   ============  =========

              See accompanying notes to combined financial statements.



                                   SCHICK-WILKINSON SWORD
                              (A BUSINESS UNIT OF PFIZER INC)
                             COMBINED STATEMENTS OF CASH FLOWS
                                   (DOLLARS IN THOUSANDS)

                                                                Years ended December 31,
                                                                ------------------------
                                                              2002       2001        2000
                                                              ----       ----        ----
OPERATING  ACTIVITIES
  Net income . . . . . . . . . . . . . . . . . . . . . . .  $ 38,280   $ 38,715   $ 56,612
  Adjustments to reconcile net income to net cash
   provided by operating activities:
      Depreciation . . . . . . . . . . . . . . . . . . . .    32,454     28,084     26,100
      Amortization of goodwill . . . . . . . . . . . . . .        --      1,394      1,339
      Amortization of other intangible assets. . . . . . .       719      1,764      1,625
      Loss on disposals of property, plant and equipment .        32      4,044      3,996
      Deferred taxes . . . . . . . . . . . . . . . . . . .    (1,938)     3,925      1,165
      Changes in assets and liabilities:
        Accounts receivable. . . . . . . . . . . . . . . .   (13,132)    22,271     (7,795)
        Inventories. . . . . . . . . . . . . . . . . . . .    (9,101)    (4,206)    (3,911)
        Prepaid expenses and other current assets. . . . .    (4,903)        (6)    (2,761)
        Other noncurrent assets. . . . . . . . . . . . . .      (707)    (2,250)    (3,715)
        Accounts payable and accrued liabilities . . . . .     5,507     (2,751)    (1,911)
        Income taxes payable . . . . . . . . . . . . . . .     3,659    (22,450)   (15,807)
        Other noncurrent liabilities . . . . . . . . . . .     3,554      1,661        303
                                                            ---------  ---------  ---------
Net cash provided by operating activities. . . . . . . . .    54,424     70,195     55,240
                                                            ---------  ---------  ---------

INVESTING ACTIVITIES
    Purchases of property, plant and equipment . . . . . .   (49,892)   (19,204)   (43,400)
                                                            ---------  ---------  ---------
Net cash used in investing activities. . . . . . . . . . .   (49,892)   (19,204)   (43,400)
                                                            ---------  ---------  ---------

FINANCING ACTIVITIES
    Proceeds from borrowings, net. . . . . . . . . . . . .     2,104        961        111
    Cash dividends paid to Pfizer. . . . . . . . . . . . .   (24,986)   (19,000)        --
    Other activity with Pfizer . . . . . . . . . . . . . .    11,110    (36,148)   (43,682)
                                                            ---------  ---------  ---------
Net cash used in financing activities. . . . . . . . . . .   (11,772)   (54,187)   (43,571)
                                                            ---------  ---------  ---------

Net decrease in cash . . . . . . . . . . . . . . . . . . .    (7,240)    (3,196)   (31,731)
Cash at beginning of year. . . . . . . . . . . . . . . . .     8,733     11,929     43,660
                                                            ---------  ---------  ---------
Cash at end of year. . . . . . . . . . . . . . . . . . . .  $  1,493   $  8,733   $ 11,929
                                                            =========  =========  =========

NON-CASH ITEMS:
    Minimum pension liability. . . . . . . . . . . . . . .  $ 12,692   $ 13,254   $     --
                                                            =========  =========  =========



       See  accompanying notes to combined financial statements.

                             SCHICK-WILKINSON SWORD
                         (A BUSINESS UNIT OF PFIZER INC)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1.     ORGANIZATION  AND  BUSINESS  DESCRIPTION

ORGANIZATION

Schick-Wilkinson Sword ("SWS") is a business unit within the Consumer Products segment of Pfizer Inc ("Pfizer"). SWS is comprised of over forty (40) wholly-owned Pfizer subsidiaries that are either completely dedicated to SWS or contain certain assets and operations that are dedicated to the business. Collectively these entities constitute the business unit Schick-Wilkinson Sword.

BUSINESS  DESCRIPTION

SWS manufactures, markets, sells and distributes a comprehensive range of wet shave products. The Company's razors and blades are sold in most major countries around the world and appear in a variety of channels including mass merchandisers, chain food, drug, convenience, hospitality and wholesale outlets. The raw materials for its products are readily available and SWS is not dependent on a single supplier or only a few suppliers for its raw materials.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

(A)     BASIS  OF  PRESENTATION
The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America
(GAAP) and present the financial position, results of operations and cash flows for SWS. All intercompany transactions and balances have been eliminated. Operations outside of the U.S. are included on a fiscal year basis ending November 30. Following the merger of Pfizer and Warner-Lambert Company in June 2000, which included SWS, the non- U.S. operations changed their year end from December 31 to November 30 in 2000 or 2001, to conform with Pfizer's accounting policies. In the year of change, the income statement includes the 11 months ended November 30 plus the month of December from the prior year. Net income related to the month of December from the prior year is deducted from business unit equity as a component of "Other activity with Pfizer".

The combined financial statements include the accounts specifically attributed to SWS and allocations of expenses relating to shared services and administrative functions incurred at the corporate and division operating levels of Pfizer. Generally, cash from SWS's operations is not included in "Cash" in the accompanying combined balance sheets at December 31, 2002 and 2001 since this cash is included in Pfizer's centralized cash management systems. Accordingly, SWS's cash at December 31, 2002 and 2001 may not be representative of an independent company. There has been no direct interest income or expense allocated to SWS by Pfizer with respect to cash and debt balances as the impact is immaterial.

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and disclosure of contingent assets and liabilities in the accompanying notes. Actual results could differ from those estimates. Significant accounting estimates used include estimates for sales returns and allowances, advertising and promotional accruals, sales rebates and discounts, depreciation, amortization, employee benefits, impairment testing and asset valuation allowances. Management believes that it exercised reasonableness in deriving these amounts.

(B)  NEW  ACCOUNTING  STANDARDS
On January 1, 2002, SWS adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets". Under the provisions of SFAS No. 142, intangible assets with indefinite lives and goodwill are no longer amortized but are subject to annual impairment tests. Separable intangible assets with determinable lives continue to be amortized over their useful lives.

In 2002, SWS adopted the disclosure provisions of SFAS No.148, "Accounting for Stock-Based Compensation - Transition and Disclosure (an amendment to FASB Statement No. 123)". SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in the financial statements about the method of stock-based employee compensation and the effect of the method used on reported results.

(C)     REVENUE  RECOGNITION
SWS records revenue from product sales when the goods are shipped and title passes to the customer. The cost of certain sales incentives is reflected as a reduction of revenue.

(D)     ADVERTISING  AND  PROMOTION  EXPENSE
Advertising and promotion costs are expensed as incurred. Advertising and promotion expenses were $117,671, $120,044 and $149,438 for 2002, 2001 and 2000,
respectively and are included in "Marketing and distribution expenses" in the accompanying combined statements of income.

(E)     SHIPPING  AND  HANDLING  EXPENSE
Shipping and handling costs are expensed as incurred. Shipping and handling expenses were $13,846, $11,475 and $10,167 for 2002, 2001 and 2000, respectively and are included in "Marketing and distribution expenses" in the accompanying combined statements of income.

(F)     INCOME  TAXES
As an operating unit of Pfizer, SWS-U.S. does not file separate U.S. Federal tax returns but rather is included as part of the various returns filed by Pfizer or its subsidiaries. For the purpose of these financial statements, SWS's tax provision was computed as if it were a separate company. The provision for foreign taxes is based upon the effective tax rate in the country where the earnings were recorded. Deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws. No provision is made for taxes on overseas retained earnings that are deemed to be permanently reinvested.

(G)     STOCK-BASED  COMPENSATION
In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", Pfizer elected to account for its stock-based compensation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". The exercise price of stock options granted equals the market price on the date of grant. There is no recorded expense related to grants of stock options in the accompanying combined statements of income.

The fair value of employee stock options was estimated using the Black-Scholes option-pricing model, modified for dividends and using the following assumptions, as required under GAAP:

                                                       2002      2001      2000
                                                       ----      ----      ----
Expected dividend yield                                1.44%     1.41%     1.54%
Risk-free interest rate                                3.01%     5.00%     6.65%
Expected stock price volatility                       29.79%    31.45%    30.68%
Expected term until exercise (years)                   2.13      5.50      5.35

If Pfizer had recorded compensation expense for option grants, SWS' pro forma net income for 2002, 2001 and 2000 reflecting the compensation cost for the fair value of stock options awarded to SWS employees would have been as follows:

                                               Year Ended December 31,
                                             --------------------------
                                           2002         2001         2000
                                         -------       -----        -----
Net  income:
As reported under GAAP                  $  38,280    $  38,715    $  56,612
Compensation expense                       (5,374)      (3,059)     (15,881)
                                           ------      -------      -------
Pro forma                               $  32,906    $  35,656    $  40,731
                                        =========    =========    =========

(H)     INVENTORIES
Inventories are valued at the lower of cost or market, with cost determined for finished goods and work-in-process at average actual cost and raw materials and supplies at average or latest actual cost.

(I)     LONG-LIVED  ASSETS  INCLUDE:

          - PROPERTY, PLANT AND EQUIPMENT, NET - these assets are carried at cost less accumulated depreciation. Major improvements are capitalized while maintenance and repairs are expensed when incurred. Depreciation is computed generally on a straight-line basis over the following estimated useful lives:

                       Buildings and building improvements          33 1/3 years
                       Machinery and equipment                        8-12 years
                       Furniture, fixtures and other                  3-12 years

          - GOODWILL - Goodwill represents the difference between the purchase price of acquired businesses and the fair value of their net assets.

          - OTHER INTANGIBLE ASSETS, NET - Other intangible assets with determinable lives are amortized evenly over their estimated useful lives, which average approximately 16 years. Intangible assets with indefinite useful lives are not amortized.

At least annually, SWS reviews all long-lived assets for impairment. When necessary, SWS records charges for impairments of long-lived assets for the amount by which the present value of future cash flows, or some other fair value measure, is less than the carrying value of these assets.

(J)     BUSINESS  UNIT  EQUITY
Business unit equity includes balances and transactions among SWS, Pfizer and other Pfizer subsidiaries. SWS participates in Pfizer's centralized cash management systems and generally all excess cash is transferred to Pfizer. In addition, SWS entities will occasionally declare and pay dividends to their parent.

(K)     FINANCIAL  INSTRUMENTS
The carrying values of SWS's financial instruments approximate their estimated fair values. At December 31, 2002 and 2001, the cost of each type of financial instrument, primarily accounts receivable and accounts payable, approximates fair value because of the short term nature of these instruments.

(L)     CONCENTRATION  OF  CREDIT  RISK
SWS does not have significant concentrations of credit risk from its customers, except for its sales to one customer, which represented 13.6% , 13.0% and 12.4% of total sales in 2002, 2001 and 2000, respectively. Periodically, SWS reviews the credit quality of its customers' financial condition. In general, there is no requirement for collateral from customers.

(M)     FOREIGN  CURRENCY  TRANSLATION
For most international operations, local currencies have been determined to be their functional currencies. SWS translates assets and liabilities to their U.S. dollar equivalents at rates in effect at the balance sheet date and record translation adjustments in "Business unit equity". Income and expense items are translated into their U.S. dollar equivalents at average rates of exchange for the period. Gains and losses on foreign currency transactions are included in earnings. The translation impact on cash from changes in foreign currency exchange rates was immaterial.

For operations in highly inflationary economies, SWS translates the balance sheet items as follows:

          - Monetary items (that is, assets and liabilities that will be settled for cash) at rates in effect at the balance sheet date, with translation adjustments recorded in earnings.

          - Nonmonetary items at historical rates (that is, those rates in effect when the items were first recorded).

(N)     BENEFIT  PLANS
Substantially all active non-union SWS employees, except for those in Germany, participate in Pfizer or legacy Warner-Lambert benefit plans. In addition, there is a pension plan maintained by the SWS subsidiary in the United Kingdom solely for the benefit of certain Wilkinson employees. No assets and liabilities related to the shared Pfizer/Warner Lambert benefit plans have been reflected in the accompanying combined balance sheets since it is not practicable to segregate these amounts. The combined statements of income include an allocation from Pfizer for the costs associated with SWS employees who participate in these plans.

(O)     ENVIRONMENTAL  /REMEDIATION  COSTS
Costs associated with environmental remediation obligations are accrued when such costs are probable and reasonably estimated. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are discounted to their present value when the expected cash flows are reliably determinable.

(P)     DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES
SWS uses forward contracts to hedge against its exposures to fluctuations in Japanese Yen. These derivative contracts are reported at fair value, with changes in fair value reported in earnings. SWS recognizes the earnings impact of foreign currency forward-exchange contracts during the terms of the contracts, along with the earnings impact of the items they generally offset.

3.  ALLOCATIONS  OF  EXPENSES

Pfizer operating divisions perform certain administrative and logistical services for SWS. The cost of these services is charged to SWS on the basis of number of personnel utilized, occupied office space and third party sales. Pfizer does not routinely allocate various other corporate overhead expenses to its operating divisions. However, for purposes of the accompanying combined financial statements, an allocation of such expenses has been included in "Corporate overhead costs" in the accompanying combined statements of income. Pfizer corporate overhead costs represent a portion of corporate functions such as personnel, legal, accounting, treasury and IT systems, which are primarily allocated based on sales of SWS compared to total Pfizer revenues.

4.   GOODWILL  AND  INTANGIBLE  ASSETS

The  components  of  identifiable  intangible  assets  follow:



                                Gross Carrying         Accumulated
                                    Amount            Amortization
                                    ------            ------------
                                   2002     2001     2002      2001
                                -------  -------  --------  --------
Amortized identifiable
  intangible assets:
     Patents . . . . . . . . .  $ 9,978  $ 9,353  $(6,108)  $(5,134)
     License agreements. . . .      386      375     (381)     (357)
                                -------  -------  --------  --------
Total amortized
  intangible assets. . . . . .   10,364    9,728   (6,489)   (5,491)
                                -------  -------  --------  --------
Unamortized identifiable
  intangible assets:
     Trademarks. . . . . . . .   37,828   34,383       --        --
      Pension asset. . . . . .      103       --       --        --
                                -------  -------  --------  --------
Total unamortized identifiable
  intangible assets. . . . . .   37,931   34,383       --        --
                                -------  -------  --------  --------
Total identifiable intangible
  assets . . . . . . . . . . .  $48,295  $44,111  $(6,489)  $(5,491)
                                =======  =======  ========  ========

The change in the carrying amount of intangibles was primarily due to the impact of foreign exchange.

Total amortization expense for intangible assets was $719, $1,764 and $1,625 for the years ended December 31, 2002, 2001 and 2000. Amortization expense for intangible assets is recorded in "Other (income)/deductions--net" in the accompanying combined statements of income. The annual amortization expense expected for the years 2003 through 2007 is as follows:

                                2003     $816
                                2004     $496
                                2005     $285
                                2006     $112
                                2007     $112

The change in the carrying amount of goodwill for the year ended December 31, 2002 was as follows:

Balance, December 31, 2001             $ 43,744
Change during the period*                 4,213
                                       --------
                                       $ 47,957
Balance, December, 2002                ========

* The change in goodwill was primarily attributable to the impact of foreign exchange.

Prior to the adoption of SFAS No. 142, amortization of goodwill and indefinite-lived intangibles had the following impact on net income:

                                               2002         2001          2000
                                             -------      --------      --------
Reported net income                          $ 38,280     $ 38,715     $ 56,612
Addback:
   Amortization of goodwill - net of tax          --           874          840
   Amortization  of  indefinite-lived
    intangible assets - net of tax                --           702          702
                                              --------     --------     --------
Adjusted net income                          $ 38,280     $ 40,291     $ 58,154
                                              ========     ========     ========

5.  MERGER-RELATED  COSTS

On June 19, 2000, Pfizer completed its merger with Warner-Lambert Company (Warner-Lambert) under the pooling-of-interests method of accounting. SWS had been a part of the legacy Warner-Lambert organization. SWS incurred the following costs related to the integration of its operations with Pfizer:

                                                 2002        2001      2000
                                               -------     -------   -------
Integration costs                              $ 2,778     $ 3,463   $   733
Restructuring costs                             (1,282)      4,493       920
                                              --------     -------   -------
Total merger-related costs                     $ 1,496     $ 7,956   $ 1,653
                                               =======     =======   =======

- Integration costs represent external, incremental costs directly related to integrating SWS' operations into various Pfizer systems.

- The restructuring charges associated with the integration of SWS' operations with Pfizer's pertain to employee termination costs as follows:


               Provisions
               ----------                                 Utilization
                                                            Through      Reserve
                                                            Dec. 31,    Dec. 31,
      2002           2001         2000         Total          2002          2002
      ----           ----         ----         -----          ----          ----
    ($1,282)        $4,493        $920        $4,131        $(3,648)        $483

Through December 31, 2002, the charges for employee termination costs represent the approved reduction of SWS' workforce by 21 people comprising manufacturing, distribution, and sales and marketing functions. As of December 31, 2002, 20 people were terminated. Employee termination costs include accrued severance benefits.

6.     INVENTORIES

                                                      2002                2001
                                                   ---------           ---------
Finished goods                                     $  54,569           $  51,267
Work in process                                       23,860              16,070
Raw materials                                         19,595              17,514
                                                    --------            --------
Total inventories                                  $  98,024           $  84,851
                                                   =========           =========

7.     PROPERTY,  PLANT  AND  EQUIPMENT
                                                     2002                2001
                                                  ---------           ---------
Land, buildings and building improvements         $  57,983          $  52,680
Machinery  and  equipment                           287,064            270,178
Furniture, fixtures and other                        45,107             26,399
Construction in progress                             29,392             15,441
                                                   ---------          --------
                                                    419,546            364,698
Less: accumulated depreciation                     (208,592)          (178,405)
                                                   --------           --------
Net property, plant and equipment                  $210,954           $186,293
                                                   ========           ========

Depreciation expense totaled $32,454, $28,084 and $26,100 for the years ended December 31, 2002, 2001 and 2000, respectively.

8.    OTHER  CURRENT  LIABILITIES


                                         2002     2001
                                      -------  -------
Advertising and promotional accruals  $28,141  $36,121
Rebates and discounts. . . . . . . .   15,771    9,425
Sales returns. . . . . . . . . . . .    1,271    1,124
Customs and supply accruals. . . . .    2,924    3,133
Facility expenses. . . . . . . . . .    1,830    2,084
Personnel costs. . . . . . . . . . .    2,632      560
Restructuring  reserve . . . . . . .      483    3,183
Environmental accruals . . . . . . .    5,000    4,269
Short term debt. . . . . . . . . . .    4,149    1,885
Professional services. . . . . . . .      678      925
Other taxes. . . . . . . . . . . . .    2,464    2,418
Other. . . . . . . . . . . . . . . .    2,744    1,814
                                      -------  -------
Total. . . . . . . . . . . . . . . .  $68,087  $66,941
                                      =======  =======

Short term debt represents working capital lines of credit primarily with local banks that are utilized by several of the SWS companies.


9.    OTHER  (INCOME)/DEDUCTIONS  --  NET



                                                   2002      2001      2000
                                                --------  --------  --------
Amortization of goodwill and other intangibles  $   719   $ 3,158   $ 2,964
Net foreign exchange (gains)/losses. . . . . .    2,405    (3,558)   (5,017)
Cash discounts on purchases. . . . . . . . . .     (704)     (587)       --
Royalty income . . . . . . . . . . . . . . . .     (455)     (431)     (453)
Other, net . . . . . . . . . . . . . . . . . .   (1,290)     (480)    1,139
                                                --------  --------  --------
Total other (income)/deductions - net. . . . .  $   675   $(1,898)  $(1,367)
                                                ========  ========  ========

10.     INCOME  TAXES

The  components  of  the  income  tax  provision/(benefit)  are:



                        2002      2001      2000
                     --------  --------  --------
Current:
    Federal . . . .  $ 2,782   $(2,999)  $ 2,430
    State and local      171      (811)      453
    Foreign taxes .   20,433    22,687    32,636
                     --------  --------  --------
    Total current .   23,386    18,877    35,519
                     -------- -------  --------
Deferred:
    Federal . . . .      731     5,242     2,119
    State and local      456     1,130       199
    Foreign taxes .   (1,304)   (2,199)   (4,153)
                     --------  --------  --------
    Total deferred.     (117)    4,173    (1,835)
                     --------  --------  --------
Total . . . . . . .  $23,269   $23,050   $33,684
                     ========  ========  ========

Reconciliation of the U.S. income tax rate to SWS' effective rate is as follows:



                                     2002    2001    2000
                                   ------  ------  ------
Federal statutory income tax rate  35.0 %  35.0 %  35.0 %
U.S. state and local taxes. . . .   1.0 %    .5 %    .7 %
Effect of foreign operations. . .   1.8 %   1.8 %   1.6 %
                                   ------  ------  ------
Effective income tax rate . . . .  37.8 %  37.3 %  37.3 %
                                   ======  ======  ======

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of SWS' assets and liabilities. The tax effects of the major items recorded as deferred tax assets and liabilities are:


                                    2002             2001
                               -------------    -------------
                                    Assets          Assets
                                (Liabilities)   (Liabilities)
                               --------------  --------------
Inventories . . . . . . . . .  $       8,101   $       4,629
Intangibles . . . . . . . . .        (11,532)         (9,042)
Pension costs . . . . . . . .          7,878           2,005
Property, plant and equipment        (11,301)         (9,909)
Accruals. . . . . . . . . . .           (887)          5,830
Other . . . . . . . . . . . .          1,514             143
                               --------------  --------------
Net deferred tax liability. .  $      (6,227)  $      (6,344)
                               ==============  ==============


11.     PENSION  AND  POSTRETIREMENT  BENEFITS

The SWS subsidiaries in Germany and the United Kingdom sponsor their own pension plan. At other locations, SWS employees participate in Pfizer's pension plans for employees worldwide. For all the plans, plan benefits depend on years of service and employee final average earnings. Participants vest in their benefits after as few as five years of service. The U.S. portion of the pension cost allocated to SWS was approximately $1,527, $1,877 and $1,819 for the years ended December 31, 2002, 2001 and 2000, respectively. SWS employees participate in Pfizer's postretirement benefit plans for employees worldwide. Pfizer does not fund postretirement plans, but contributes to the plans as benefits are paid. Postretirement benefit cost of approximately $806, $2,145 and $2,079 for the years ended December 31, 2002, 2001 and 2000, respectively was allocated to SWS.

The following tables present the benefit obligation and the funded status as well as the assumptions used by the pension plans sponsored by the SWS subsidiaries in Germany and the United Kingdom which excludes the SWS employees who participate in Pfizer's plans:


                         2002     2002    2001     2001    2000     2000
                         -----  --------  -----  --------  -----  --------
                         UK     Germany   UK     Germany   UK     Germany
ASSUMPTIONS:
Discount rate . . . . .  5.75%     5.50%  6.00%     6.50%  6.00%     7.00%
Expected return on
 plan  assets . . . . . .7.00%       --   7.00%       --   7.75%       --
Rate of compensation
increase. . . . . . . .  3.60%     2.50%  3.75%     4.00%  3.75%     2.50%

                                                        2002       2001       2000
                                                    ---------  ---------  ---------
Service cost . . . . . . . . . . . . . . . . . . .  $  1,077   $    974   $  1,221
Interest cost. . . . . . . . . . . . . . . . . . .    10,785      9,948     10,341
Expected return on plan assets . . . . . . . . . .   (11,088)    (9,655)    (9,724)
Amortization of:
   Prior service costs . . . . . . . . . . . . . .         8          8          8
   Plan net losses . . . . . . . . . . . . . . . .       480         --        518
   Curtailments and settlements. . . . . . . . . .       295        569         --
                                                    ---------  ---------  ---------
Net periodic pension cost. . . . . . . . . . . . .  $  1,557   $  1,844   $  2,364
                                                    =========  =========  =========


CHANGE IN PROJECTED BENEFIT OBLIGATION:. . . . . .                 2002       2001
                                                               ---------  ---------
Balance beginning of year. . . . . . . . . . . . .             $174,467   $175,170
Service costs for benefits earned. . . . . . . . .                1,077        974
Interest cost on benefit obligation. . . . . . . .               10,785      9,948
Employee contributions . . . . . . . . . . . . . .                   67         68
Plan net losses. . . . . . . . . . . . . . . . . .                8,300      6,264
Foreign exchange impact. . . . . . . . . . . . . .               16,483     (7,602)
Benefits paid. . . . . . . . . . . . . . . . . . .              (11,449)   (10,355)
                                                               ---------  ---------
Projected benefit obligation at end of year. . . .             $199,730   $174,467
                                                               =========  =========

Change in plan assets: . . . . . . . . . . . . . .                 2002       2001
                                                               ---------  ---------
Fair value of plan assets at beginning of year . .             $148,747   $157,836
Actual gain / (loss) on plan assets. . . . . . . .               (2,430)     5,711
Company contributions. . . . . . . . . . . . . . .                4,315      1,621
Employee contributions . . . . . . . . . . . . . .                   67         68
Foreign exchange impact. . . . . . . . . . . . . .               13,239     (6,978)
Benefits paid. . . . . . . . . . . . . . . . . . .              (10,553)    (9,511)
                                                               ---------  ---------
Fair value of plan assets at end of year . . . . .             $153,385   $148,747
                                                               =========  =========

Funded status: . . . . . . . . . . . . . . . . . .                 2002       2001
                                                               ---------  ---------
Plan assets less than projected benefit obligation             $(46,345)  $(25,720)
Unrecognized losses. . . . . . . . . . . . . . . .               42,416     19,315
Prior service costs. . . . . . . . . . . . . . . .                  103         --
                                                               ---------  ---------
Net amount recognized in combined balance
sheets                                                         $ (3,826)  $ (6,405)
                                                               =========  =========

THE COMPONENTS IN THE BALANCE SHEETS CONSIST OF:
                                                         2002             2001
                                                     ----------       ----------
Accrued benefit liability (included in
   "Other noncurrent liabilities")                   $  (42,928)      $ (25,455)
Intangible asset                                            103               --
Accumulated other comprehensive expense                  38,999           19,050
                                                      ----------      ----------
Net amount recognized in combined balance sheets     $   (3,826)      $  (6,405)
                                                       =========       =========

As of year end 2002 the pension plans in the United Kingdom and Germany have an accumulated benefit obligation of $196,313 and plan assets of $153,385. The minimum pension liability of $42,928 is included in "Other noncurrent liabilities" in the accompanying combined balance sheet.

12.     STOCK  OPTION  AWARDS

Stock options are granted to SWS employees under the Pfizer Inc. Stock and Incentive Plan. Options are exercisable after three years, subject to continuous employment and certain other conditions and expire 10 years after the grant date. Once exercisable, the employee can purchase shares of Pfizer common stock at the market price on the date the option was granted. At the time of the Pfizer/Warner-Lambert merger, stock options that had been granted under the legacy Warner-Lambert stock plan became exercisable immediately.

The number of options granted to SWS employees in 2002, 2001 and 2000 were 1,052,533, 1,347,764 and 1,125,332. The weighted average exercise price of these options was $41.30, $45.33 and $31.99, respectively.

The weighted-average fair value per stock option granted was $7.40, $15.12 and $11.12 for the options granted in 2002, 2001 and 2000, respectively. The fair values were estimated using the Black-Scholes option pricing model, modified for dividends and using the following assumptions:


                                       2002    2001    2000
                                      ------  ------  ------
Expected dividend yield. . . . . . .   1.44%   1.41%   1.54%
Risk-free interest rate. . . . . . .   3.01%   5.00%   6.65%
Expected stock price volatility. . .  29.79%  31.45%  30.68%
Expected term until exercise (years)   2.13    5.50    5.35

13.  CONTINGENT  LIABILITIES  AND  COMMITMENTS

SWS  leases  facilities,  vehicles  and  office  equipment  under  various
noncancellable  operating  leases.    Total  rent expense under operating leases
was approximately $5,312, $5,089 and $5,092 for the years ended December 31, 2002, 2001 and 2000, respectively. Future minimum lease payments under noncancellable operating leases at December 31, 2002 are:


2003 . . . . . . . . . . . .  $ 4,302
2004 . . . . . . . . . . . .    3,547
2005 . . . . . . . . . . . .    2,978
2006 . . . . . . . . . . . .    2,269
2007 . . . . . . . . . . . .    2,257
After 2007 . . . . . . . . .      650
                              -------
Total minimum lease payments  $16,003
                              =======

Additionally, in 1971, SWS entered into a 128 year lease for a building in the United Kingdom. The current rent is $661 per annum and is subject to increase every seven years. SWS United Kingdom receives $412 per annum under two sublease agreements related to this building. The sublease agreements expire in 2006 and 2099, respectively. The lease is accounted for as a capital lease and the related capital lease liability of $1,813 is included in other noncurrent liabilities in the combined balance sheets.

14.   LEGAL  PROCEEDINGS  AND  CONTINGENCIES

SWS is involved in various patent, product liability, consumer, environmental and tax claims and litigations that arise from time to time in the ordinary course of business. SWS believes that it has a valid defense with respect to the legal matters pending against it and, taking into account insurance and reserves, it believes that the ultimate resolution of these matters will not have a material adverse impact on its financial condition, results of operations, or cash flows. It is possible, however, that cash flows or results of operations could be affected in any particular period by the resolution of one or more of these contingencies.

SWS is currently involved in the remediation of groundwater contamination at their Milford, CT facility. It is difficult to estimate with certainty the total cost of remediating, the timing and extent of remedial actions, which may be required by governmental authorities, or the amount of liability of SWS. During 2000 SWS recorded $2.5 million for potential environmental remediation costs. During 2002, SWS increased its estimated liability to $5.0 million as a result of further testing performed on the contaminated facility. These expenses are included in "Cost of Sales" in the accompanying combined statements of income. Based on information currently available, management believes that the accrual is adequate to cover SWS' exposure in the foreseeable future.

15.  SEGMENT,  GEOGRAPHIC  AND  REVENUE  INFORMATION

SWS operates in one business segment. We primarily sell our products to customers in the retail sector. In 2002, 2001 and 2000 sales to our largest customer represented 13.6%, 13.0% and 12.4% of total sales, respectively. The three markets listed below were the only countries to contribute more than 10% of sales. The following table presents revenue and geographic information:




                         UNITED                     ALL OTHER
                         STATES   JAPAN    GERMANY  COUNTRIES    CONSOLIDATED
                         -------  -------  -------  ---------    ------------

Revenues. . . . .  2002  211,202  119,663   81,996    238,805       651,666
  . . . . . . . .  2001  187,928  118,710   89,130    228,990       624,758
  . . . . . . . .  2000  216,890  139,744   83,583    238,124       678,341

Long-lived assets  2002  104,497      554  157,919     37,747       300,717
  . . . . . . . .  2001  104,806      687  134,282     28,882       268,657

16.   SUBSEQUENT  EVENTS

In January 2003, Pfizer announced that it had agreed to sell SWS to Energizer Holdings, Inc. The sale was completed in March 2003.


(b)     Pro  Forma  Financial  Information.

Introduction

Unaudited Pro Forma Combined Statements of Earnings and related Notes for the following periods:

Six  months  ended  March  31,  2003

Year  ended  September  30,  2002

Quarter  ended  March  31,  2003

Quarter  ended  December  31,  2002

Quarter  ended  September  30,  2002

Quarter  ended  June  30,  2002

UNAUDITED  PRO  FORMA  COMBINED  STATEMENT  OF  EARNINGS
(Dollars  in  millions)

On March 28, 2003, Energizer Holdings, Inc. (Energizer) completed its previously announced acquisition of the worldwide Schick-Wilkinson Sword (SWS) business from Pfizer, Inc. for $930.0 plus costs of executing the acquisition and subject to adjustments based on acquired working capital level. SWS is the second largest manufacturer and marketer of men's and women's wet shave products in the world.

The following reflects the estimated assets and liabilities acquired by Energizer in the SWS acquisition. Such estimated asset and liability amounts are based on preliminary valuation information and will be adjusted upon completion of a final appraisal. The amounts shown below are included in Energizer's balance sheet as of March 31, 2003, as filed in its Form 10Q on May 15, 2003.


                                                           MARCH 31,
ACQUIRED SWS ASSETS AND LIABILITIES                          2003
                                                             ----

Trade receivables                                         $  133.5
Inventories                                                  194.5
Other current assets                                          14.5
                                                          --------
          Total current assets                               342.5
Property, plant and equipment                                256.9
Goodwill                                                     405.7
Other intangible assets                                      117.0
Other assets                                                   3.6
                                                          --------
Total assets acquired                                      1,125.7

Accounts payable                                              50.4
Other current liabilities                                     83.7
                                                          --------
          Total current liabilities                          134.1
Other liabilities                                             61.6
                                                          --------
Total liabilities                                            195.7
                                                          --------
Net assets acquired                                       $  930.0
                                                          ========


In accordance with generally accepted accounting principles, SWS inventory acquired in the acquisition was valued at its estimated fair value on Energizer's March 31, 2003 balance sheet. Such fair value of inventory is approximately $80 greater than historical cost basis of such inventory prior to the acquisition. This required accounting treatment will reduce gross margin by approximately $80 (compared to historical SWS cost basis) as the product is sold following the acquisition. The impact of such adjustment is not included in the Unaudited Pro Forma Combined Statements of Earnings presented below.

The following Unaudited Pro Forma Combined Statements of Earnings (pro forma earnings statements) represents Energizer's pro forma earnings statements as if the acquisition of SWS had occurred on October 1, 2001. Such results have been prepared by adjusting the historical Energizer results to include SWS results of operations and incremental interest, amortization of acquired finite-lived intangibles and other expenses related to acquisition debt. The pro forma earnings statements do not include any cost savings that may result from the combination of Energizer and SWS operations, nor one-time items related to acquisition accounting, including the inventory adjustment discussed above. These pro forma earnings statements are based on, and should be read in conjunction with Energizer's previously filed historical consolidated financial statements and related notes, as well as SWS historical consolidated financial statements and notes included in this filing.

The pro forma adjustments, which are described in the accompanying notes, are based on information available at the time of this filing. Included in the pro forma earnings statements are certain assumptions and estimates that management of Energizer believes are reasonable, but may change as additional information becomes available and valuations of the acquired assets are finalized.

The pro forma earnings statements may not necessarily reflect the consolidated operations that would have existed had the acquisition been completed at the beginning of such periods nor are they necessarily indicative of future results.


                                 ENERGIZER HOLDINGS, INC.
                         PRO FORMA COMBINED STATEMENT OF EARNINGS
                             (DOLLARS IN MILLIONS--UNAUDITED)

                                                  HISTORICAL
                                            ------------------------
                                            ENERGIZER         SWS                         PRO FORMA
                                        SIX MONTHS ENDED SIX MONTHS ENDED             SIX MONTHS ENDED
                                            MARCH 31,       MARCH 31,      PRO FORMA       MARCH 31,
                                              2003          2003 (a)      ADJUSTMENTS        2003
                                              ----         --------       -----------        ----
Net sales . . . . . . . . . . . . . . . . .  $935.0          $312.0      $    -           $1,247.0

Cost of products sold . . . . . . . . . . .   515.0           149.7           4.0 (b)        668.7
Selling, general and administrative expense   145.0            85.0         (12.0)(c)(d)     218.0
Advertising and promotion expense . . . . .    74.0            56.6             -            130.6
Research and development expense. . . . . .    18.1            14.7             -             32.8
Intellectual property rights income . . . .    (6.0)              -             -             (6.0)
Interest expense. . . . . . . . . . . . . .     9.1               -          14.5 (e)         23.6
Other financing items, net. . . . . . . . .    (1.1)            2.0             -              0.9
                                             -------        -------        ---------     ---------

Earnings before income taxes. . . . . . . .   180.9             4.0          (6.5)           178.4

Income taxes. . . . . . . . . . . . . . . .   (61.5)           (1.4)          1.8 (f)        (61.1)
                                             -------        -------        ---------     ---------

Net earnings. . . . . . . . . . . . . . . .  $119.4          $  2.6        $ (4.7)        $  117.3
                                             =======        =======        =========      =========


Basic earnings per share. . . . . . . . . .  $ 1.36          -        -                    $   1.34
Diluted earnings per share. . . . . . . . .  $ 1.33          -        -                    $   1.31

Weighted-Average Shares - Basic . . . . . .    87.5          -        -                       87.5
Weighted-Average Shares - Diluted . . . . .    89.8          -        -                       89.8

(a) Represents SWS on a stand alone basis, with amounts adjusted to conform to Energizer's Statement of Earnings captions, the most significant of which are Advertising and promotion expense (A&P), corporate overhead costs and warehousing and distribution expenses. In SWS stand alone statements, A&P and warehousing and distribution expenses are included in Marketing and distribution expense. In the above format, warehousing and distribution is included in Cost of products sold and corporate overhead costs are included in Selling, general and administrative expense.

(b)  Includes  additional  depreciation  on  write  up  of  fixed  assets  $4.0.

(c) Includes incremental amortization for trademarks/tradenames, technology and customer related intangibles totaling $2.5

(d) To remove allocation of corporate and other costs from Pfizer of $7.2, certain environmental expenses not assumed as a part of the acquisition of $2.8, and certain expenses triggered as a result of the acquisition of $4.5.

(e) Represents incremental interest expense and reduced interest income as a result of the $930.0 acquisition of SWS. Incremental debt is computed at a weighted average annual interest rate of 3.1%, reflecting a combination of floating and fixed rate debt, with fixed rates for up to 10 years. A change in the weighted average annual interest rate of 1/8 of a percent would change interest expense by $0.4.

(f)  Represents  income  tax  impact  of  pro  forma  adjustments  above.




                                  ENERGIZER HOLDINGS, INC.
                          PRO FORMA COMBINED STATEMENT OF EARNINGS
                              (DOLLARS IN MILLIONS--UNAUDITED)

                                                   HISTORICAL
                                                   ----------
                                              ENERGIZER      SWS                      PRO FORMA
                                             YEAR ENDED    YEAR ENDED                 YEAR ENDED
                                            SEPTEMBER 30, SEPTEMBER 30,  PRO FORMA   SEPTEMBER 30,
                                                2002        2002 (a)     ADJUSTMENTS     2002
                                                ----       --------     -----------      ----

Net sales . . . . . . . . . . . . . . . . .  $1,739.7       $625.1       $    -       $2,364.8

Cost of products sold . . . . . . . . . . .     963.8        292.2         8.0 (b)     1,264.0
Selling, general and administrative expense     307.0        142.2        (6.6)(c)(d)    442.6
Advertising and promotion expense . . . . .     124.5        113.8           -           238.3
Research and development expense. . . . . .      37.1         27.8           -            64.9
Provisions for restructuring. . . . . . . .       7.7            -           -             7.7
Interest expense. . . . . . . . . . . . . .      21.1            -        29.1 (e)        50.2
Other financing items, net. . . . . . . . .       0.1          0.7           -             0.8
                                             ---------     -------       ------       ---------

Earnings before income taxes. . . . . . . .     278.4         48.4       (30.5)          296.3

Income taxes. . . . . . . . . . . . . . . .     (92.0)       (18.3)        9.4 (f)      (100.9)
                                             ---------      -------     -------       ---------

Net earnings. . . . . . . . . . . . . . . .  $  186.4       $ 30.1      $(21.1)       $  195.4
                                             =========      =======     =======       =========


Basic earnings per share. . . . . . . . . .  $    2.05                                 $   2.15
Diluted earnings per share. . . . . . . . .  $    2.01                                 $   2.11

Weighted-Average Shares - Basic . . . . . .      91.0                                     91.0
Weighted-Average Shares - Diluted . . . . .      92.8                                     92.8

(a) Represents SWS on a stand alone basis, with amounts adjusted to conform to Energizer's Statement of Earnings captions, the most significant of which are Advertising and promotion expense (A&P), corporate overhead costs and warehousing and distribution expenses. In SWS stand alone statements, A&P and warehousing and distribution expenses are included in Marketing and distribution expense. In the above format, warehousing and distribution is included in Cost of products sold and corporate overhead costs are included in Selling, general and administrative expense.

(b)  Includes  additional  depreciation  on  write  up  of  fixed  assets  $8.0.

(c) Includes incremental amortization for trademarks/tradenames, technology and customer related intangibles totaling $4.7.

(d)  To  remove  allocation  of  corporate and other costs from Pfizer of $11.3.

(e) Represents incremental interest expense and reduced interest income as a result of the $930.0 acquisition of SWS. Incremental debt is computed at a weighted average annual interest rate of 3.1%, reflecting a combination of floating and fixed rate debt, with fixed rates for up to 10 years. A change in the weighted average annual interest rate of 1/8 of a percent would change interest expense by $0.8.

(f)  Represents  income  tax  impact  of  pro  forma  adjustments  above.


                                ENERGIZER HOLDINGS, INC.
                        PRO FORMA COMBINED STATEMENT OF EARNINGS
                            (DOLLARS IN MILLIONS--UNAUDITED)

                                                 HISTORICAL
                                                 ----------
                                           ENERGIZER         SWS                       PRO FORMA
                                         QUARTER ENDED  QUARTER ENDED                QUARTER ENDED
                                           MARCH 31,       MARCH 31      PRO FORMA      MARCH 31,
                                              2003         2003 (a)     ADJUSTMENTS      2003
                                              ----         --------     -----------      ----

Net sales . . . . . . . . . . . . . . . . .  $362.6         $128.0        $   -         $490.6

Cost of products sold . . . . . . . . . . .   207.3           63.9          2.0 (b)      273.2
Selling, general and administrative expense    69.4           42.4         (6.0)(c)(d)   105.8
Advertising and promotion expense . . . . .    26.8           32.3            -           59.1
Research and development expense. . . . . .     9.3            7.1            -           16.4
Interest expense. . . . . . . . . . . . . .     4.7              -          7.3 (e)       12.0
Other financing items, net. . . . . . . . .    (0.8)           1.0            -            0.2
                                             -------        -------        ------       -------

Earnings before income taxes. . . . . . . .    45.9          (18.7)        (3.3)          23.9

Income taxes. . . . . . . . . . . . . . . .   (12.9)           7.1          0.8 (f)       (5.0)
                                             -------        -------        ------       -------

Net earnings. . . . . . . . . . . . . . . .  $ 33.0         $(11.6)       $(2.5)        $ 18.9
                                             =======        =======       =======       =======


Basic earnings per share. . . . . . . . . .  $  0.38                                     $ 0.22
Diluted earnings per share. . . . . . . . .  $  0.37                                     $ 0.21

Weighted-Average Shares - Basic . . . . . .    86.5                                       86.5
Weighted-Average Shares - Diluted . . . . .    88.6                                       88.6

(a) Represents SWS on a stand alone basis, with amounts adjusted to conform to Energizer's Statement of Earnings captions, the most significant of which are Advertising and promotion expense (A&P), corporate overhead costs and warehousing and distribution expenses. In SWS stand alone statements, A&P and warehousing and distribution expenses are included in Marketing and distribution expense. In the above format, warehousing and distribution is included in Cost of products sold and corporate overhead costs are included in Selling, general and administrative expense.

(b)  Includes  additional  depreciation  on  write  up  of  fixed  assets  $2.0.

(c) Includes incremental amortization for trademarks/tradenames, technology and customer related intangibles totaling $1.2.

(d) To remove allocation of corporate and other costs from Pfizer of $2.7, and certain expenses triggered as a result of the acquisition of $4.5.

(e) Represents incremental interest expense and reduced interest income as a result of the $930.0 acquisition of SWS. Incremental debt is computed at a weighted average annual interest rate of 3.1%, reflecting a combination of floating and fixed rate debt, with fixed rates for up to 10 years. A change in the weighted average annual interest rate of 1/8 of a percent would change interest expense by $0.2.

(f)  Represents  income  tax  impact  of  pro  forma  adjustments  above.




                                ENERGIZER HOLDINGS, INC.
                        PRO FORMA COMBINED STATEMENT OF EARNINGS
                            (DOLLARS IN MILLIONS--UNAUDITED)

                                                 HISTORICAL
                                          ---------------------
                                             ENERGIZER        SWS                      PRO FORMA
                                           QUARTER ENDED  QUARTER ENDED              QUARTER ENDED
                                            DECEMBER 31,  DECEMBER 31,  PRO FORMA    DECEMBER 31,
                                              2002          2002 (a)    ADJUSTMENTS      2002
                                              ----          --------    -----------      ----
Net sales . . . . . . . . . . . . . . . . .  $572.4          $184.0       $  -         $756.4

Cost of products sold . . . . . . . . . . .   307.7            85.8        2.0 (b)      395.5
Selling, general and administrative expense    75.6            42.6       (6.0)(c)(d)   112.2
Advertising and promotion expense . . . . .    47.2            24.3          -           71.5
Research and development expense. . . . . .     8.8             7.6          -           16.4
Intellectual property rights income . . . .    (6.0)              -          -           (6.0)
Interest expense. . . . . . . . . . . . . .     4.4               -        7.2 (e)       11.6
Other financing items, net. . . . . . . . .    (0.3)            1.0          -            0.7
                                             -------         -------      ------       -------

Earnings before income taxes. . . . . . . .   135.0            22.7       (3.2)         154.5

Income taxes. . . . . . . . . . . . . . . .   (48.6)           (8.5)       1.0 (f)      (56.1)
                                             -------         -------      ------        -------

Net earnings. . . . . . . . . . . . . . . .  $ 86.4          $ 14.2      $(2.2)        $ 98.4
                                             =======        =======       ======        =======


Basic earnings per share. . . . . . . . . .  $  0.98                                    $ 1.11
Diluted earnings per share. . . . . . . . .  $  0.95                                    $ 1.08

Weighted-Average Shares - Basic . . . . . .    88.5                                      88.5
Weighted-Average Shares - Diluted . . . . .    91.0                                      91.0

(a) Represents SWS on a stand alone basis, with amounts adjusted to conform to Energizer's Statement of Earnings captions, the most significant of which are Advertising and promotion expense (A&P), corporate overhead costs and warehousing and distribution expenses. In SWS stand alone statements, A&P and warehousing and distribution expenses are included in Marketing and distribution expense. In the above format, warehousing and distribution is included in Cost of products sold and corporate overhead costs are included in Selling, general and administrative expense.

(b)  Includes  additional  depreciation  on  write  up  of  fixed  assets  $2.0.

(c) Includes incremental amortization for trademarks/tradenames, technology and customer related intangibles totaling $1.3.

(d) To remove allocation of corporate and other costs from Pfizer of $4.5, and certain environmental expenses not assumed as part of the acquisition of $2.8.

(e) Represents incremental interest expense and reduced interest income as a result of the $930.0 acquisition of SWS. Incremental debt is computed at a weighted average annual interest rate of 3.1%, reflecting a combination of floating and fixed rate debt, with fixed rates for up to 10 years. A change in the weighted average annual interest rate of 1/8 of a percent would change interest expense by $0.2.

(f)  Represents  income  tax  impact  of  pro  forma  adjustments  above.




                                ENERGIZER HOLDINGS, INC.
                        PRO FORMA COMBINED STATEMENT OF EARNINGS
                            (DOLLARS IN MILLIONS--UNAUDITED)

                                                 HISTORICAL
                                          --------------------------
                                            ENERGIZER        SWS                       PRO FORMA
                                          QUARTER ENDED  QUARTER ENDED               QUARTER ENDED
                                          SEPTEMBER 30,  SEPTEMBER 30,  PRO FORMA    SEPTEMBER 30,
                                              2002          2002 (a)    ADJUSTMENTS      2002
                                              ----          --------    -----------      ----

Net sales . . . . . . . . . . . . . . . . .  $442.4          $160.2      $   -          $602.6

Cost of products sold . . . . . . . . . . .   248.5            72.3        2.0 (b)       322.8
Selling, general and administrative expense    74.2            37.6       (2.2)(c)(d)    109.6
Advertising and promotion expense . . . . .    27.3            27.8           -           55.1
Research and development expense. . . . . .     9.9             5.8           -           15.7
Provisions for restructuring. . . . . . . .     1.8               -           -            1.8
Interest expense. . . . . . . . . . . . . .     4.9               -        7.3 (e)        12.2
Other financing items, net. . . . . . . . .    (0.7)            1.4           -            0.7
                                             -------         -------       ------       -------

Earnings before income taxes. . . . . . . .    76.5            15.3       (7.1)           84.7

Income taxes. . . . . . . . . . . . . . . .   (20.3)           (5.9)       2.2 (f)       (24.0)
                                             -------         -------       ------       -------

Net earnings. . . . . . . . . . . . . . . .  $ 56.2          $  9.4      $(4.9)         $ 60.7
                                             =======         =======      =======       =======


Basic earnings per share. . . . . . . . . .  $  0.62                                     $ 0.67
Diluted earnings per share. . . . . . . . .  $  0.61                                     $ 0.66

Weighted-Average Shares - Basic . . . . . .    90.1                                       90.1
Weighted-Average Shares - Diluted . . . . .    92.5                                       92.5

(a) Represents SWS on a stand alone basis, with amounts adjusted to conform to Energizer's Statement of Earnings captions, the most significant of which are Advertising and promotion expense (A&P), corporate overhead costs and warehousing and distribution expenses. In SWS stand alone statements, A&P and warehousing and distribution expenses are included in Marketing and distribution expense. In the above format, warehousing and distribution is included in Cost of products sold and corporate overhead costs are included in Selling, general and administrative expense.

(b)  Includes  additional  depreciation  on  write  up  of  fixed  assets  $2.0.

(c) Includes incremental amortization for trademarks/tradenames, technology and customer related intangibles totaling $1.2.

(d)  To  remove  allocation  of  corporate  and other costs from Pfizer of $3.4.

(e) Represents incremental interest expense and reduced interest income as a result of the $930.0 acquisition of SWS. Incremental debt is computed at a weighted average annual interest rate of 3.1%, reflecting a combination of floating and fixed rate debt, with fixed rates for up to 10 years. A change in the weighted average annual interest rate of 1/8 of a percent would change interest expense by $0.2.

(f)  Represents  income  tax  impact  of  pro  forma  adjustments  above.






                                ENERGIZER HOLDINGS, INC.
                        PRO FORMA COMBINED STATEMENT OF EARNINGS
                            (DOLLARS IN MILLIONS--UNAUDITED)

                                                 HISTORICAL
                                                 ----------
                                           ENERGIZER       SWS                    PRO FORMA
                                         QUARTER ENDED QUARTER ENDED           QUARTER ENDED
                                             JUNE 30,    JUNE 30,   PRO FORMA     JUNE 30,
                                              2002       2002 (a)   ADJUSTMENTS     2002
                                              ----       --------   ---------       ----
Net sales . . . . . . . . . . . . . . . . .  $389.9       $162.0     $   -         $551.9

Cost of products sold . . . . . . . . . . .   220.5         72.4       2.0 (b)      294.9
Selling, general and administrative expense    71.8         33.5      (1.6)(c)(d)   103.7
Advertising and promotion expense . . . . .    26.8         42.8         -           69.6
Research and development expense. . . . . .     8.9          6.6         -           15.5
Interest expense. . . . . . . . . . . . . .     4.7            -       7.3 (e)       12.0
Other financing items, net. . . . . . . . .    (0.7)         0.3         -           (0.4)
                                             -------      -------    ------        -------

Earnings before income taxes. . . . . . . .    57.9          6.4      (7.7)          56.6

Income taxes. . . . . . . . . . . . . . . .   (18.1)        (2.3)      2.3 (f)      (18.1)
                                             -------      -------     ------        -------

Net earnings. . . . . . . . . . . . . . . .  $ 39.8       $  4.1     $(5.4)        $ 38.5
                                             =======      =======     ======        =======


Basic earnings per share. . . . . . . . . .  $  0.44                                $ 0.42
Diluted earnings per share. . . . . . . . .  $  0.43                                $ 0.41

Weighted-Average Shares - Basic . . . . . .    91.1                                  91.1
Weighted-Average Shares - Diluted . . . . .    93.3                                  93.3

(a) Represents SWS on a stand alone basis, with amounts adjusted to conform to Energizer's Statement of Earnings captions, the most significant of which are Advertising and promotion expense (A&P), corporate overhead costs and warehousing and distribution expenses. In SWS stand alone statements, A&P and warehousing and distribution expenses are included in Marketing and distribution expense. In the above format, warehousing and distribution is included in Cost of products sold and corporate overhead costs are included in Selling, general and administrative expense.

(b)  Includes  additional  depreciation  on  write  up  of  fixed  assets  $2.0.

(c) Includes incremental amortization for trademarks/tradenames, technology and customer related intangibles totaling $1.2.

(d)  To  remove  allocation  of  corporate  and other costs from Pfizer of $2.8.

(e) Represents incremental interest expense and reduced interest income as a result of the $930.0 acquisition of SWS. Incremental debt is computed at a weighted average annual interest rate of 3.1%, reflecting a combination of floating and fixed rate debt, with fixed rates for up to 10 years. A change in the weighted average annual interest rate of 1/8 of a percent would change interest expense by $0.2.

(f)  Represents  income  tax  impact  of  pro  forma  adjustments  above.


(c)(i) The following exhibits (listed by numbers corresponding to the Exhibit Table of Item 601 in Regulation S-K) are hereby incorporated by reference to registrant's Post-Effective Amendment No. 1 to Form 10, filed April 19, 2000.

     99(i)  Debt  Assignment,  Assumption  and  Release  Agreement  by and among
          Ralston  Purina  Company,  Energizer Holdings, Inc. and Bank One, N.A.

     99(ii) 5-Year Revolving Credit Agreement between Ralston Purina Company and
          Bank  One,  N.A.

     99(iii)  364-Day  Credit  Agreement between Ralston Purina Company and Bank
          One,  N.A.

     99(iv) Asset Securitization Receivable Purchase Agreement between Energizer
          Holdings, Inc., Falcon Asset Securitization Corporation and Bank One, N.A.

(c)(ii) The following exhibits (listed by numbers corresponding to the Exhibit Table of Item 601 in Regulation S-K) are hereby incorporated by reference to registrant's Quarterly Report on Form 10Q for the Quarter Ended December 31, 2002.

     2 Stock and Asset Purchase Agreement between Pfizer Inc. and Energizer Holdings, Inc.

     99(v)  364-Day  Bridge Term Loan Credit Agreement among Energizer Holdings,
          Inc., various lenders, Bank One, N.A. as Administrative Agent, and Bank of America, N.A. as Syndication Agent.

(c)(iii) The following exhibits (listed by numbers corresponding to the Exhibit Table of Item 601 in Regulation S-K) are filed with this report.

     23   Consent  of  Independent  Accountants

SIGNATURES:
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER  HOLDINGS,  INC.


By: /s/ Daniel J. Sescleifer
Daniel  J.  Sescleifer
Executive  Vice  President  and  Chief  Financial  Officer

Dated:  May  30,  2003